UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2008

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 19, 2008, TraceGuard Technologies, Inc. (the “Company”) entered into subscription agreements with two individual purchasers pursuant to which the Company sold an aggregate of 10,000,000 shares of its common stock, par value $.001 per share (“Common Stock”), for an aggregate offering price of $100,000, or a per share purchase price of $0.01, before deduction of transaction expenses.

In addition, on November 19, 2008, the Board of Directors of the Company approved the issuance to a consultant of 500,000 shares of Common Stock, in consideration of services provided to the Company.

The aforementioned securities were issued without registration in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, based on the fact that, at the time of the offer and sale of such securities to each subscriber, such subscriber was not inside the U.S., and in reliance on such subscriber’s representations that such subscriber was not a “U.S. person” (as defined in Regulation S) and such subscriber was not acquiring the securities for the account or benefit of any U.S. person. In addition, the securities bear a Regulation S restrictive legend.

The information contained in this Form 8-K does not constitute an offer of any securities for sale. In addition, the securities issued or issuable in the transactions described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRACEGUARD TECHNOLOGIES, INC.

Date: November 25, 2008	By:	/s/ Avi Kostelitz
Name: Avi Kostelitz
Title: President and Chief Executive Officer